UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2022 (the “Effective Date”), TRACON Pharmaceuticals, Inc. (the “Company”) entered into a loan and security agreement (the “RGC Loan Agreement”) by and among the Company, each party to the RGC Loan Agreement from time to time a borrower thereunder, the lenders from time to time a party thereto and Runway Growth Finance Corp., as administrative agent and collateral agent for the lenders (“Lender”). The RGC Loan Agreement provides a term loan commitment in an aggregate principal amount of up to $35.0 million in three tranches: (i) a Term A loan in an aggregate principal amount of $10.0 million, with the full amount funded in a single disbursement on the Effective Date; (ii) a Term B loan in an aggregate principal amount of up to $15.0 million to be funded in one or more disbursements at the request of the Company on or prior to June 30, 2024, subject to certain conditions being met; and (iii) a Term C loan in an aggregate principal amount of up to $10.0 million that may be disbursed in a single disbursement in Lender’s sole discretion upon the Company’s request at any time from the Effective Date through and including December 31, 2024. The Company plans to use the proceeds of the term loans for working capital and general corporate purposes. The maturity date of all amounts of outstanding principal, accrued and unpaid interest and any other amounts due and payable under the RGC Loan Agreement is September 1, 2026.

Borrowings under the term loan facility bear interest at a variable annual rate equal to the sum of (i) the greater of (a) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” and (b) three and one-half of one percent (3.50%), plus (ii) five percent (5%). The Company is obligated to make interest only payments monthly in arrears through and including September 30, 2024 and thereafter monthly payments in arrears through the maturity date equal to 1/24th of all outstanding principal plus accrued and unpaid interest.

The Company is also obligated to pay a closing fee in the amount of (i) $50,000 due and payable on the Effective Date, and (ii) an amount equal to one-half of one percent (0.50%) of the Term B loan and the Term C loan advanced to the Company, if any, due and payable on the applicable funding date of such Term B loan and Term C loan. The Company is obligated to pay a final payment fee equal to four and a quarter percent (4.25%) of the aggregate principal amount of the funded term loans at the earlier to occur of (i) the maturity date, (ii) acceleration of the term loans and (iii) prepayment under the RGC Loan Agreement. The Company has the option to prepay all, but not less than all, of the amounts of outstanding principal, accrued and unpaid interest and any other amounts due and payable under the RGC Loan Agreement, including the final payment fee. If the Company prepays all or a portion of the term loans prior to the maturity date, it is obligated to pay the Lender a prepayment fee based on a percentage of the outstanding principal balance of each term loan, equal to (a) three percent (3.00%) of the outstanding principal amount of the applicable term loan prepaid at the time of such prepayment if it occurs on or prior to the first anniversary of the Effective Date, (b) two percent (2.00%) of the outstanding principal amount of the applicable term loan prepaid at the time of such prepayment if it occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date and (c) one percent (1.00%) of the outstanding principal amount of the applicable term loan prepaid at the time of such prepayment if it occurs after the second anniversary of the Effective Date but prior to the maturity date.

The Company’s obligations under the RGC Loan Agreement are collateralized by a first priority security interest in substantially all of its assets other than the intellectual property of the Company, as more fully described in the RGC Loan Agreement. The RGC Loan Agreement contains customary representations, warranties and covenants, including financial covenants, and also includes customary events of default, including payment defaults, breaches of covenants, change in control and a material adverse effect default.

The RGC Loan Agreement also contains customary covenants that limit, among other things, the ability of the Company to (i) incur indebtedness, (ii) incur liens on its property, (iii) pay dividends or make other distributions, (iv) sell its assets, (v) make certain loans or investments, (vi) merge or consolidate, (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. Upon the occurrence and during the continuance of an event of default, a default interest rate of an additional five percent (5.00%) per annum may be applied to the outstanding loan balances, and Lender may declare all outstanding obligations immediately due and payable and exercise all of its rights and remedies as set forth in the RGC Loan Agreement and under applicable law, including, without limitation, termination of its obligations to extend credit to the Company.

In connection with the RGC Loan Agreement and the funding of each term loan amount, the Company issued or will issue to Lender warrants (the “Warrants”) to purchase an aggregate number of shares of the Company’s common stock equal to a quotient (i) the numerator of which is equal to three percent (3.00%) multiplied by the amount of each funded term loan and (ii) the denominator of which is equal to the “Exercise Price,” which means the lower of (a) the volume-weighted average price of a share of the Company’s common stock as reported on the Nasdaq Capital Market for the ten consecutive trading days ending on the last trading day immediately prior to the date of funding, as reported by Bloomberg, L.P. and (b) the closing price of a share of the Company’s common stock as reported on the Nasdaq Capital Market for the trading day ending immediately prior to the date of funding. The Warrants are exercisable in whole or in part at the option of the holder at the Exercise Price per underlying share of the Company’s common stock, payable in cash or on a cashless basis according to the formula set forth in the Warrants. Each Warrant will terminate ten years from the date of its original issuance.

The foregoing summaries of the terms of the RGC Loan Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the RGC Loan Agreement and the Warrants, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01. Upon the funding of the Term A loan, management for the Company estimates that the Company’s current cash and cash equivalents will be sufficient to fund its current requirements of working capital and other financial commitments, including the Company’s operating lease obligations, into mid-2023.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the sufficiency of the Company’s current cash and cash equivalents to fund its operations and financial commitments. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: risks associated with clinical development and regulatory approval of novel pharmaceutical product candidates; whether the Company or others will be able to complete or initiate clinical trials on the Company’s expected timelines, if at all, including due to risks associated with the COVID-19 pandemic and macroeconomic events, such as the ongoing military conflict between Ukraine and Russia and related sanctions; the fact that the Company has limited control over whether or when third party collaborators complete on-going trials or initiate additional trials of the Company’s product candidates; whether the Company will be able to enter into additional collaboration agreements on favorable terms or at all; the Company’s reliance on third parties for the development of its product candidates, including the conduct of its clinical trials and manufacture of its product candidates; and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock

10.1*

Loan and Security Agreement by and among the Company, each other party thereto as a borrower from time to time, the lenders from time to time party thereto and Runway Growth Finance Corp., dated as of September 2, 2022

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Company has determined that the information is both not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2022	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer